  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-219203) of our report dated February 27, 2018, relating to the consolidated financial statements of RumbleOn, Inc., appearing in this Annual Report on Form 10-K of RumbleOn, Inc. for the year ended December 31, 2017.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
February 27, 2018